UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 21, 2018

CSI Compressco LP

(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (281) 364-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2018, CSI Compressco Field Services, L.L.C., the sole shareholder of CSI Compressco GP Inc., the general partner (“General Partner”) of CSI Compressco LP, a Delaware limited partnership (the “Partnership”) elected Brady M. Murphy as a member of the Board of Directors of the General Partner.

Mr. Murphy, 58, has served as the President and Chief Operating Officer of TETRA Technologies, Inc. (“TETRA”) since February 12, 2018.  Prior to his employment with TETRA, Mr. Murphy served as chief executive officer of Paradigm Group B.V., a private company focused on strategic technologies for the upstream energy industry, from January 2016 until February 2018.  Mr. Murphy previously served at Haliburton Company and its affiliated companies for 34 years, holding numerous international and North America positions, most recently as senior vice president - global business development and marketing from 2012 to December 2015, as senior vice president - business development Eastern Hemisphere from 2011 to 2012, as senior vice president - Europe/Sub –Saharan Africa region from 2009 to 2011, and as vice president of Sperry Drilling Services from 2004 to 2008.  Mr. Murphy received his B.S. degree in Chemical Engineering from Pennsylvania State University and is a graduate of the Harvard Business School’s Advanced Management Program.

As an employee of TETRA, Mr. Murphy will not receive any compensation for his duties performed as a member of the Board of Directors.  At this time, it is not contemplated that Mr. Murphy will be appointed to any committee of the Board of Directors. There are no arrangements or understandings between Mr. Murphy and any other person pursuant to which he was appointed as a director. For relationships among the Partnership, the General Partner, TETRA and its affiliates, please read Item 13 “Certain Relationships and Related Transactions, and Director Independence,” which is incorporated herein by reference to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 28, 2017.

Mr. Murphy will be indemnified by the General Partner pursuant to the Certificate of Incorporation and Bylaws of the General Partner and by the Partnership pursuant to the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, for actions associated with being an officer. It is anticipated that the Partnership will enter into an Indemnification Agreement with Mr. Murphy in the same form the Partnership offers to its directors and executive officers. A copy of the form of the Indemnification Agreement is filed as Exhibit 10.5 to the Partnership’s Registration Statement on Form S-1/A (Registration No. 333-155260) filed on May 27, 2011 and incorporated in this Item 5.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/ Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
General Counsel

Date: February 26, 2018